Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 18, 2011 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting of Prologis, Inc. (formerly AMB Property Corporation) and of our report dated February 18, 2011 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting of Prologis, L.P. (formerly AMB Property, L.P.) which appear in the Combined Annual Report of Prologis, Inc. (formerly AMB Property Corporation) and Prologis, L.P. (formerly AMB Property, L.P.) on Form 10-K for the year ended December 31, 2010. We also consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 12, 2009, except for the fourth paragraph of Note 1 as to which the date is January 25, 2010, the discontinued operations portion of Note 2 as to which the date is February 11, 2010 and Note 11 as to which the date is February 11, 2010 relating to the financial statements of AMB U.S. Logistics Fund, L.P. and of our report dated February 11, 2010 relating to the financial statements of AMB Japan Fund I, L.P. which appear in the Combined Annual Report of Prologis, Inc. (formerly AMB Property Corporation) and Prologis, L.P. (formerly AMB Property, L.P.) on Form 10-K for the year ended December 31, 2010.

San Francisco, California

October 19, 2011